As filed with the Securities and Exchange Commission on July 13, 2009

Registration No. 333-145944

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHSTAR NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1976637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian B. Dow, Vice President of Finance,

Chief Financial Officer and Secretary

Northstar Neuroscience, Inc.

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(206) 300-0204

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Northstar Neuroscience, Inc., a Washington corporation (the “Company”), is filing this post-effective amendment to deregister unsold shares of the Company’s common stock (the “Common Stock”) that were registered under the shelf Registration Statement on Form S–3 originally filed on September 10, 2007 (Registration No. 333-145944) (the “Registration Statement”).

On July 2, 2009, the Company’s Articles of Dissolution became effective with the Secretary of State of the State of Washington and the Company was formally dissolved, pursuant to Section 23B.14.030 of the Revised Code of Washington (the “Dissolution”). In connection with the Dissolution, the Company hereby removes from registration the shares of Common Stock registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 13, 2009.

NORTHSTAR NEUROSCIENCE, INC.

By:	/s/ Brian B. Dow
Brian B. Dow Vice President of Finance, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Brian B. Dow Brian B. Dow	Vice President of Finance, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer)	July 13, 2009

By:	/s/ Alan J. Levy, Ph.D Alan J. Levy, Ph.D.	Chairman of the Board	July 13, 2009

By:	/s/ Susan K. Barnes Susan K. Barnes	Director	July 11, 2009

By:	/s/ John S. Bowers Jr. John S. Bowers Jr.	Director	July 13, 2009

BY:	/s/ Robert E. McNamara Robert E. McNamara	Director	July 11, 2009

By:	/s/ Carol D. Winslow Carol D. Winslow	Director	July 13, 2009